EXHIBIT 32.1

Certification of Principal Executive Officer
Pursuant to U.S.C. Section 1350
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Harley J. Greenfield, Chief Executive Officer of Jennifer Convertibles, Inc., hereby certify, to my knowledge, that the annual report on Form 10-K for the period ending August 30, 2008 of Jennifer Convertibles, Inc. (the “Form 10-K”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Jennifer Convertibles, Inc.

Dated: November 26, 2008	/s/ Harley J. Greenfield
Harley J. Greenfield
Chief Executive Officer
(Principal Executive Officer)

A signed original of this written statement required by Section 906 has been provided to us and will be retained by us and furnished to the Securities and Exchange Commission or its staff upon request.